Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	FINN Partners
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@finnpartners.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES SECOND QUARTER 2023 FINANCIAL RESULTS

Frisco, Texas (July 31, 2023) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Highlights:

•	Net Service Revenues Grow 9.7% to $260.0 Million

•	Net Income of $14.9 Million, or $0.91 per Diluted Share

•	Adjusted Net Income per Diluted Share Increases 17.6% year-over-year to $1.07

•	Adjusted EBITDA Increases year-over-year 12.7% to $28.3 Million

•	Cash Flow from Operations of $41.6 Million

•	Announced a definitive agreement to acquire the home health, hospice and private duty nursing operations of Tennessee Quality Care, which services patients in over 50 counties in Tennessee.

Overview

Net service revenues were $260.0 million for the second quarter of 2023, a 9.7% increase compared with $236.9 million for the second quarter of 2022. Net income was $14.9 million for the second quarter of 2023, compared with $11.3 million for the second quarter of 2022, while net income per diluted share was $0.91 compared with $0.70 for the same period a year ago. Adjusted EBITDA increased 12.7% to $28.3 million for the second quarter of 2023 from $25.1 million for the second quarter of 2022. Adjusted net income was $17.4 million for the second quarter of 2023 compared with $14.7 million for the prior-year period, while adjusted net income per diluted share was $1.07 compared with $0.91 for the second quarter of 2022. Adjusted net income per diluted share for the second quarter of 2023 excludes the impact of retroactive New York rate increase of $(0.05), acquisition expenses of $0.08 and stock-based compensation expense of $0.13 (See the end of press release for a reconciliation of all non-GAAP and GAAP financial measures.)

For the first six months of 2023, net service revenues increased 10.4% to $511.6 million from $463.6 million for the prior-year period. Net income was $27.5 million for the first six months of 2023 compared with $19.7 million for the same period in 2022, and net income per diluted share was $1.69 compared with $1.22 per diluted share. Adjusted EBITDA increased 14.8% to $54.6 million for the first six months of 2023 from $47.5 million for the first six months of 2022. Adjusted net income was $33.4 million for the first six months of 2023 compared with $27.1 million for the first six months of 2022, while adjusted net income per diluted share was $2.05 compared with $1.68 for the prior-year period.

Commenting on the results, Dirk Allison, Chairman and Chief Executive Officer, said, “Addus delivered a very strong financial and operating performance for the second quarter of 2023, highlighted by 9.7% top line growth in overall revenues and 12.7% growth in Adjusted EBITDA compared to the second quarter of 2022. Our strong volume trends in personal care, our largest segment, were a significant driver of our growth for the quarter. Demand for our personal care services continues to grow, reflecting a greater awareness of the value of home-based care as the preferred and most cost-effective option for many individuals. Our team has done an outstanding job in meeting this demand as we continue to provide safe, high-quality care for our patients in the home, while delivering consistent financial results. We expect to see gradual improvement and expansion opportunities in our home health and hospice operations in the second half of 2023 as the clinical staffing environment continues to improve and as a result of the expiration of the public health emergency. With our balance sheet and strong cash flow, we are well positioned to leverage our scale and expertise and extend our market coverage in all three levels of care.

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ADUS Announces Second Quarter 2023 Financial Results

July 31, 2023

“For our personal care segment, we achieved an impressive 12.6% organic growth in revenue on a same-store basis over the second quarter of 2022. These results reflect both sequential and year-over-year improvement in volume trends, which have continued to gain momentum in 2023 from our ongoing efforts in caregiver hiring and retention strategies begun last year. We also benefitted from two statewide rate increases in our largest state market of Illinois, which went into effect on January 1, 2023, and April 1, 2023, respectively. For the second quarter of 2023, our home health revenues declined 10.9% on a same-store basis over the prior-year period as we continue to limit admissions from payers which have lower paying contracts, improving the overall profitability of our home health segment. While this segment is still a very small part of our overall business, we believe there are opportunities to continue to expand these operations both organically, by acquisition and by strategic partnerships. For our hospice business, which accounted for 19.3% of revenue, we continued to see modest sequential improvement in average daily census and median length of stay, which was 29 days in the second quarter, the highest it has been since before the pandemic. For the second quarter of 2023, hospice revenues were lower by 1.1% on a same-store basis compared with the same period last year, however, exclusive of the impact of sequestration our revenues would be essentially flat as compared to the prior year period.” said Allison.

Cash and Liquidity

As of June 30, 2023, the Company had cash of $84.2 million and bank debt of $81.4 million, with capacity and availability under its revolving credit facility of $409.3 million and $319.9 million, respectively. Net cash provided by operating activities was $41.6 million for the second quarter of 2023, inclusive of a net $1.0 million in ARPA funds utilization.

Looking Ahead

Allison continued, “We have generated very strong cash flow from operations in 2023, which has allowed us to repay debt and strengthen our balance sheet. As such, we are well positioned to continue making strategic investments in our business that will expand our operations and enhance our services across the continuum of care. In addition to organic growth opportunities, we remain focused on pursuing acquisitions that meet our desired operational and geographic profile and are accretive to our business. At the end of the second quarter, we announced a definitive agreement to acquire the entities comprising Tennessee Quality Care, a provider of home health, hospice, and private duty nursing services. Tennessee Quality Care serves an average daily census of approximately 1,800 patients through 17 locations covering a service area of over 50 counties in Tennessee, a certificate of need state for both home health and hospice services. This transaction is based on our acquisition strategy to leverage our strong personal care presence and add clinical services in select markets, especially where we have the opportunity to enter into value-based contracting models.

“We are very pleased with the trends in our business though the first half of the year and our ability to meet our key performance objectives. As always, we acknowledge the dedicated efforts of our caregivers who work hard every day to provide outstanding care for more patients and families. We are excited about the opportunities ahead for Addus in 2023, and we will continue to pursue a strategic direction that supports the patients in our care and delivers greater value to our shareholders,” added Allison.

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA, and adjusted net income per diluted share, which are non-GAAP financial measures. The Company defines adjusted net income as net income before acquisition expenses, stock-based compensation expenses, and restructure and other non-recurring costs. The Company defines adjusted EBITDA as earnings before interest expense, other non-operating income, taxes, depreciation, amortization, acquisition expense, stock-based compensation expense, and restructure and other non-recurring costs. The Company defines adjusted net income per diluted share as net income per share, adjusted for acquisition expenses, stock-based compensation expense, and restructure and other non-recurring costs. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net

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ADUS Announces Second Quarter 2023 Financial Results

July 31, 2023

income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted net income per share to net income per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted net income per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, August 1, 2023, at 9:00 a.m. Eastern time. To access the live call, dial (833) 629-0620 (international dial-in number is (412) 317-1805) and ask to join the Addus HomeCare earnings call. A telephonic replay of the conference call will be available through midnight on August 8, 2023, by dialing (877) 344-7529 (international dial-in number is (412) 317-0088) and entering pass code 2623612.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any security breaches, cyber-attacks, loss of data or cybersecurity threats or incidents, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2023, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

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ADUS Announces Second Quarter 2023 Financial Results

July 31, 2023

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state, and local governmental agencies, managed care organizations, commercial insurers, and private individuals. Addus HomeCare currently provides home care services to approximately 47,500 consumers through 204 locations across 22 states. For more information, please visit www.addus.com.

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ADUS Announces Second Quarter 2023 Financial Results

July 31, 2023

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

	For the Three Months		For the Six Months
Income Statement Information:	Ended June 30,		Ended June 30,
	2023	2022	2023	2022
Net service revenues	$259,980	$236,940	$511,579	$463,574
Cost of service revenues	177,662	161,342	350,846	317,790

Gross profit	82,318	75,598	160,733	145,784
	31.7%	31.9%	31.4%	31.4%
General and administrative expenses	57,397	55,095	113,757	108,247
Depreciation and amortization	3,382	3,609	6,829	7,130

Total operating expenses	60,779	58,704	120,586	115,377

Operating income	21,539	16,894	40,147	30,407

Total interest expense, net	2,040	1,878	4,395	3,640

Income before income taxes	19,499	15,016	35,752	26,767
Income tax expense	4,647	3,766	8,225	7,047

Net income	$14,852	$11,250	$27,527	$19,720

Net income per diluted share:	$0.91	$0.70	$1.69	$1.22

Weighted average number of common shares outstanding:
Diluted	16,283	16,131	16,304	16,113

	For the Three Months		For the Six Months
Cash Flow Information:	Ended June 30,		Ended June 30,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$41,614	$56,519	$60,413	$62,502
Net cash (used in) investing activities	(969)	(434)	(2,711)	(86,028)
Net cash (used in) financing activities	(30,000)	(59,931)	(53,475)	(24,452)

Net change in cash	10,645	(3,846)	4,227	(47,978)
Cash at the beginning of the period	73,543	124,763	79,961	168,895

Cash at the end of the period	$84,188	$120,917	$84,188	$120,917

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ADUS Announces Second Quarter 2023 Financial Results

July 31, 2023

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	June 30,
	2023	2022
Assets

Current assets
Cash	$84,188	$120,917
Accounts receivable, net	104,252	124,554
Prepaid expenses and other current assets	19,350	10,901

Total current assets	207,790	256,372

Property and equipment, net	19,607	17,733

Other assets
Goodwill	583,656	574,752
Intangible assets, net	68,859	74,464
Operating lease assets	48,472	41,207

Total other assets	700,987	690,423

Total assets	$928,384	$964,528

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$20,699	$21,346
Accrued payroll	47,795	39,432
Accrued expenses	31,966	27,352
Operating lease liabilities - current portion	11,334	10,702
Government stimulus advance	9,959	16,735
Accrued workers compensation	12,149	12,437

Total current liabilities	133,902	128,004

Long-term debt, less current portion, net of debt issuance costs	78,702	196,342
Long-term lease liability, less current portion	43,214	38,343
Other long-term liabilities	6,215	2,062

Total long-term liabilities	128,131	236,747

Total liabilities	262,033	364,751

Total stockholders’ equity	666,351	599,777

Total liabilities and stockholders’ equity	$928,384	$964,528

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ADUS Announces Second Quarter 2023 Financial Results

July 31, 2023

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenue by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2023	2022	2023	2022
Net Service Revenues by Segment

Personal Care	$198,314	$174,330	$388,346	$343,962
Hospice	50,210	52,074	99,292	99,801
Home Health	11,456	10,536	23,941	19,811

Total Revenue	$259,980	$236,940	$511,579	$463,574

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ADUS Announces Second Quarter 2023 Financial Results

July 31, 2023

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	For the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2023		2022	2023	2022
Personal Care

States served at period end	—		—	21	21
Locations at period end	—		—	157	161
Average billable census - same store	39,003		37,501	38,611	37,041
Average billable census - acquisitions	96		—	96	—
Average billable census total	39,099		37,501	38,707	37,041
Billable hours (in thousands)	7,682		7,373	15,274	14,474
Average billable hours per census per month	65.3		65.2	65.6	64.8
Billable hours per business day	118,177		113,426	117,491	112,198
Revenues per billable hour	$25.57		$23.58	$25.27	$23.61
Organic growth
- Revenue	12.6%		2.5%	11.7%	1.7%

Hospice

Locations served at period end	—		—	34	33
Admissions	3,076		3,281	6,400	6,596
Average daily census	3,225		3,333	3,210	3,323
Average discharge length of stay	94.4		83.8	90.9	84.0
Patient days	293,502		303,289	581,053	578,777
Revenue per patient day	$174.32		$171.70	$175.26	$172.43
Organic growth
- Revenue	(1.1	) %	2.5%	0.5%	3.4%
- Average daily census	(3.2	) %	6.1%	1.4%	6.6%

Home Health

Locations served at period end	—		—	13	12
New Admissions	3,439		3,351	7,332	6,687
Recertifications	1,595		1,409	3,144	2,725
Total Volume	5,034		4,760	10,476	9,412
Visits	68,293		68,452	146,121	133,665
Organic growth
- Revenue	(10.9	) %	24.6%	0.7%	12.6%
- New admissions	(17.5	) %	25.2%	(10.5)%	13.9%
- Volume	(11.8	) %	20.6%	(10.9)%	16.5%

Percentage of Revenues by Payor:

Personal Care

State, local and other governmental programs	50.6%		49.0%	50.4%	49.2%
Managed care organizations	46.0		46.2	46.1	45.9
Private duty	2.2		2.7	2.2	2.7
Commercial	0.8		1.2	0.9	1.2
Other	0.4%		0.9%	0.4%	1.0%

Hospice

Medicare	90.7%		90.5%	90.8%	90.8%
Commercial	5.4		5.2	5.3	5.0
Managed care organizations	3.1		3.8	3.2	3.7
Other	0.8%		0.5%	0.7%	0.5%

Home Health

Medicare	76.1%		72.1%	75.1%	72.7%
Managed care organizations	19.6		21.5	20.0	21.0
Commercial	3.8		6.2	4.5	6.1
Other	0.5%		0.2%	0.4%	0.2%

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ADUS Announces Second Quarter 2023 Financial Results

July 31, 2023

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited) (1)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2023	2022	2023	2022
Reconciliation of Adjusted EBITDA to Net Income: (1)

Net income	$14,852	$11,250	$27,527	$19,720

Interest expense, net	2,040	1,878	4,395	3,640
(Gain) Loss on sale of assets	(3)	(2)	(3)	(2)
Income tax expense	4,647	3,766	8,225	7,047
Depreciation and amortization	3,382	3,609	6,829	7,130
Impact of retroactive New York rate increase	(1,090)	—	(868)	—
Acquisition expenses	1,782	1,831	3,029	4,624
Stock-based compensation expense	2,613	2,680	5,259	5,165
Restructure and other non-recurring costs	75	89	170	186

Adjusted EBITDA	$28,298	$25,101	$54,563	$47,510

Reconciliation of Adjusted Net Income to Net Income: (2)

Net income	$14,852	$11,250	$27,527	$19,720

(Gain) Loss on sale of assets, net of tax	(2)	(1)	(2)	(1)
Impact of retroactive New York rate increase, net of tax	(830)	—	(668)	—
Acquisition expenses, net of tax	1,357	1,394	2,332	3,407
Stock-based compensation expense, net of tax	1,976	2,013	4,048	3,804
Restructure and other non-recurring costs, net of tax	57	66	131	137

Adjusted Net Income	$17,410	$14,722	$33,368	$27,067

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (3)

Net income per diluted share	$0.91	$0.70	$1.69	$1.22

Impact of retroactive New York rate increase per diluted share	(0.05)	—	(0.04)	—
Acquisition expenses per diluted share	0.08	0.08	0.14	0.21
Restructure and other non-recurring costs per diluted share	—	—	0.01	0.01
Stock-based compensation expense per diluted share	0.13	0.13	0.25	0.24

Adjusted net income per diluted share	$1.07	$0.91	$2.05	$1.68

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)

Net service revenues	$259,980	$236,940	$511,579	$463,574

Revenues associated with the closure of certain sites	—	(390)	—	(843)

Adjusted net service revenues	$259,980	$236,550	$511,579	$462,731

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ADUS Announces Second Quarter 2023 Financial Results

July 31, 2023

Footnotes:

(1)

We define Adjusted EBITDA as earnings before interest expense, other non-operating income, taxes, depreciation, amortization, acquisition expenses, stock-based compensation expense, restructure expenses and other non-recurring costs and loss on the sale of assets and retroactive rate increases from New York. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)

We define Adjusted Net Income as net income before acquisition expenses, stock-based compensation expense, restructure and other non-recurring costs and gain or loss on the sale of assets and retroactive rate increases from New York. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted diluted earnings per share as earnings per share, adjusted for acquisition expenses, stock-based compensation expense and restructure and other non-recurring costs and loss on the sale of asset and retroactive rate increases from New York. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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